Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 As the independent registered public accounting firm, we hereby consent to the inclusion of our report dated December 9, 2004 for the years ended October 31, 2004, 2003 and 2002 in Dial Thru International Corporation's Annual Report on Form 10-K for the year ended October 31, 2004 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-82622.


 /s/ KBA Group LLP
 Dallas, Texas
 January 31, 2005